Exhibit 3.42

ARTICLES OF INCORPORATION

OF

SPENCER TRUCKING COMPANY, INC.

The undersigned, acting as incorporator of a corporation under the Kentucky Business Corporation Act (KRS Chapter 271A), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is Spencer Trucking Company, Inc.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are to engage in the business of hauling and transporting coal, cement, sand, rock, asphalt, i.e. concrete, liquid asphalt and all related materials and derivatives; to own, hold, lease, sell, or otherwise dispose of and deal in trucks, trucking equipment and all necessary machinery, fixtures, plants, shops, buildings, apparatus, tools and equipment now or hereafter in use which are necessary or convenient to carry on its business; and to such extent as a corporation organized under the Kentucky Business Corporation Act may now or hereafter lawfully do, and either as principal or agent, and either alone or in connection with other corporations, firms, or individuals, to do all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interest of the corporation, or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do, or to exercise under the Kentucky Business Corporation Act or any laws supplemental or substituted therefore; and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is two thousand (2,000), without par value.

ARTICLE V

The address of the initial registered office of the corporation is 400 Bank of Lexington Building, 101 East Vine Street, Lexington, Kentucky 40507, and the name of its initial registered agent at such address is Buckner Hinkle, Jr.

ARTICLE VI

The number Directors constituting the initial Board of Directors of the corporation is one (1), and the name and address of the person who is to serve as Director until the first annual meeting of Shareholders or until his successor is elected and shall qualify is:

Buckner Hinkle, Jr.

400 Bank of Lexington Building

101 East Vine Street

Lexington, Kentucky 40507

ARTICLE VII

The name and address of each incorporator is:

Buckner Hinkle, Jr.

400 Bank of Lexington Building

101 East Vine Street

Lexington, Kentucky 40507

DATED at Lexington, Kentucky, this 28th day of February, 1978.

/s/ Buckner Hinkle, Jr.
BUCKNER HINKLE, JR.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SPENCER TRUCKING COMPANY, INC.

Pursuant to the applicable provisions of the Kentucky Business Corporation Act, SPENCER TRUCKING COMPANY, INC., a, Kentucky corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is SPENCER TRUCKING COMPANY, INC.

SECOND: The following amendment of the Articles of Incorporation was adopted upon receiving the written consent of the sole shareholder in lieu of a special meeting:

RESOLVED, that Article I of the Articles of Incorporation be and the same is hereby amended so that said Article I as amended shall hereafter provide as follows:

ARTICLE I

The name of the corporation is

HINKLE HAULING COMPANY, INC.

IN TESTIMONY WHEREOF, these Articles of Amendment have been executed on behalf of the undersigned corporation, by and through its duly authorized officers, this 31st day of March, 1983.

SPENCER TRUCKING COMPANY, INC.

/s/ Henry L. Hinkle
Henry L. Hinkle, President

/s/ Susan T. Hinkle
Susan T. Hinkle, Secretary

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

HINKLE HAULING COMPANY, INC.

Pursuant to the provisions of KRS 271B.10-060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Hinkle Hauling Company, Inc.

SECOND: Article I of the Articles of Incorporation of Hinkle Hauling Company, Inc. is deleted, and shall be replaced with the following article:

ARTICLE I

The name of the corporation is Kentucky Hauling, Inc.

THIRD: This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH: One Thousand (1,000) common no-par shares of the corporation are outstanding. The corporation’s sole shareholder adopted and approved the foregoing amendment by virtue of a written consent executed as of March 2, 1990. This written consent has the effect of a unanimous vote of the shareholders.

DATED: March 2, 1990.

HINKLE HAULING, INC.

By:	/s/ Henry L. Hinkle
Henry L. Hinkle, President

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SPENCER TRUCKING COMPANY, INC.

Pursuant to the applicable provisions of the Kentucky Business Corporation Act, SPENCER TRUCKING COMPANY, INC., a Kentucky corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is SPENCER TRUCKING COMPANY, INC.

SECOND: The following amendment of the Articles of Incorporation was adopted upon receiving the written consent of the sole shareholder in lieu of a special meeting:

RESOLVED, that Article I of the Articles of Incorporation be and the same is hereby amended so that said Article I as amended shall hereafter provide as follows:

ARTICLE I

The name of the corporation is

HINKLE HAULING COMPANY, INC.

IN TESTIMONY WHEREOF, these Articles of Amendment have been executed on behalf of the undersigned corporation, by and through its duly authorized officers, this 31st day of March, 1983.

SPENCER TRUCKING COMPANY, INC.

/s/ Henry L. Hinkle
Henry L. Hinkle, President

/s/ Susan T. Hinkle
Susan T. Hinkle, Secretary

COMMONWEALTH OF KENTUCKY	)
	)	SS:
COUNTY OF BOURBON	)

The undersigned, a Notary Public in and for the State and County aforesaid, does hereby certify that on this day personally appeared before me HENRY L. HINKLE and SUSAN T. HINKLE, who, being by me first duly sworn declared that they are the President and Secretary of SPENCER TRUCKING COMPANY, INC., that they signed the foregoing Articles of Amendment as the President and Secretary, respectively, of the corporation, and that the statements therein contained are true.

Witness my signature this 31st day of March, 1983.

My Commission Expires: 4-12-86

/s/ Rita Davis
NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY:

/s/ Marsha Theiss
Marsha Theiss STITES & HARBISON 400 Bank of Lexington Building 101 East Vine Street Lexington, Kentucky 40507 Telephone: 606-253-0373

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ARTICLES OF AMENDMENT

TO THE ARTICLES OP INCORPORATION OF

HINKLE HAULING COMPANY, INC.

Pursuant to the provisions of KRS 271.B.10-080, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Hinkle Hauling Company, Inc.

SECOND: Article I of the Articles of Incorporation of Hinkle Hauling Company Inc. is deleted, and shall be replaced with the following Inc. article:

ARTICLE I

The name of the corporation is Kentucky Hauling, Inc.

THIRD: This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH: One Thousand (1,000) common no-par shares of the corporation are outstanding. The corporation’s sole shareholder adopted and approved the foregoing amendment by virtue of a written consent executed as of March 2, 1990. This written consent has the effect of a unanimous vote of the shareholders.

DATED: March 2, 1990.

HINKLE HAULING, INC.

By:	/s/ Henry L. Hinkle
Henry L. Hinkle, President

STATE OF KENTUCKY	)
	)	SS.
COUNTY OF FAYETTE	)

The foregoing instrument was acknowledged before me on this 2nd day of March, 1990, by Henry L. Hinkle, President of Hinkle Hauling Company, a Kentucky corporation, on behalf of the corporation, Inc.

My Commission Expires:	June 29, 1991

/s/ [Illegible Signature]

NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY:

STITES & HARBISON

2300 Lexington Financial Center

250 West Main Street

Lexington, Kentucky 40507

By	/s/ Garry A. Perry
Garry A. Perry

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